UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2013, Dialogic Inc. (the “Company”) and Dialogic Corporation, a wholly owned subsidiary of the Company entered into a Waiver Agreement (“TCP Waiver”) in connection with a certain Third Amended and Restated Credit Agreement (the “Term Loan Agreement”) with Obsidian, LLC, Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP, as lenders (collectively, the “Term Lenders”). Pursuant to the TCP Waiver, the Term Lenders agreed to waive certain events of default under the Term Loan Agreement related to the Company’s inability to timely file its Form 10-Q for the fiscal quarter ended March 31, 2013 and failure to deliver financial statements in a timely manner for the quarter ended March 31, 2013.

On May 21, 2013, the Company and Dialogic Corporation entered into a Consent Agreement ( the “Wells Consent”) relating to a certain Credit Agreement, dated as of March 5, 2008, as amended (the “Revolving Credit Agreement”), with Wells Fargo Foothill Canada ULC, as administrative agent, and certain lenders (the “Revolving Credit Lenders”). Pursuant to the Wells Consent, the Revolving Credit Lenders agreed to extend the period for the Company to timely file its Form10-Q for the fiscal quarter ended March 31, 2013 and to extend the time for the Company to deliver its financial statements for the quarter ended March 31, 2013.

The foregoing is a summary of the material terms of the TCP Waiver and Wells Consent, and does not purport to be complete and is qualified in its entirety by reference to the full text of the TCP Waiver and Wells Consent, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

Item 8.01. Other Events.

On May 16, 2013, the Company filed Form 12b-25 with the Securities and Exchange Commission (“SEC”) stating that it will not timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (“Form 10-Q”) due to the fact that it has been reviewing certain dates and terms related to shipment of its products during 2012 and the first quarter of 2013 to ensure that revenue was recognized in the correct period. Due to the timing of the review, the Company would not be able to file the Form 10-Q by the extended deadline without unreasonable effort or expense. The Company is still in the process of evaluating the impact this may have, if any, on the effectiveness of its internal control over financial reporting. The Company is not currently aware of any facts that it believes would be material to the March 31, 2013 consolidated financial statements or that would cause it to change its reported results for any prior period.

Forward-Looking Statements

This notification includes forward-looking statements within the meaning of Section 21E of the Exchange Act. The words “believes,” “anticipates” and similar terms and phrases are used in this notification to identify forward-looking statements, including statements regarding the Company’s anticipated financial results and condition and the estimated timing for the filing of the Company’s Form 10-Q. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements include, among other things, the Company’s review and findings related to the shipment of its products, the effectiveness of its internal control over financial reporting and the time needed for the Company to finalize and file its Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.
Dated: May 21, 2013
	By:	/s/ John Hanson
John Hanson
Chief Financial Officer